 Exhibit 32.01

Certification by the President and Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the Federal Home Loan Bank of New York (the “Company”) on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “Report”), I, José R. González, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 19, 2021

/s/ José R. González
José R. González
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.